Exhibit 10.2

MIDCAP BUSINESS CREDIT LLC

REVOLVING NOTE

$5,000,000.00	October 25, 2019
West Hartford, Connecticut

For value received, the undersigned BLONDER TONGUE LABORATORIES, INC., a Delaware corporation (the “Borrower”), hereby promises to pay in accordance with the Loan Agreement (defined below), to the order of MidCap Business Credit LLC, a Texas limited liability company (the “Lender”), at its offices in West Hartford, Connecticut, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million and 00/100 Dollars ($5,000,000.00) or, if less, the aggregate unpaid principal amount of all revolving loans made by Lender to Borrower under the Loan Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Revolving Note (as amended or modified from time to time, the “Note”) is fully paid at the rate from time to time in effect under the Loan and Security Agreement (All Assets) of even date herewith (as amended or modified from time to time, the “Loan Agreement”) by and between Lender, Borrower and the other parties thereto. The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement.

This Note may be prepaid only in accordance with the Loan Agreement.

This Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof. This Note is the “Revolving Note” referred to in the Loan Agreement.

This Note is secured, among other things, pursuant to the Loan Agreement, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

Borrower hereby agrees to pay all costs of collection, including attorneys’ fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

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All rights and obligations hereunder shall be governed exclusively (without regard to rules or principles relating to conflicts of laws, but including Sections 5-1401 and 5-1402 of the General Obligations Law) by the laws of the State of New York and this Note shall be deemed to be under seal.

BLONDER TONGUE LABORATORIES, INC.

By:
Name:	Eric Skolnik
Title:	Senior Vice President and Chief Financial Officer